Exhibit 10.9

FIRST AMENDMENT TO LEASE AGREEMENT

(Perryville I)

THIS FIRST AMENDMENT TO LEASE AGREEMENT (the “First Amendment”) is dated December 19, 2003 by and between ENERGY (NJ) QRS 15-10, INC., a Delaware corporation (the “Landlord”), having an address c/o W.P. Carey & Co. LLC, 50 Rockefeller Plaza, 2nd Floor, New York, New York, 10020, and FOSTER WHEELER REALTY SERVICES, INC., a Delaware corporation (the “Tenant”), having an address at Perryville Corporate Park, Clinton, New Jersey 08809-4000.

RECITALS

A. Pursuant to a certain Lease Agreement dated as of August 16, 2002 between the Landlord and the Tenant (the “Lease”), the Landlord leases to the Tenant certain property commonly known as Perryville I (such leased property, as more particularly described in the Lease, is referred to herein as “Perryville I”) located within Perryville Corporate Park, Union Township, Hunterdon County, New Jersey (the “Corporate Park”).

B. Concurrently herewith, the Landlord, the Tenant and certain other parties are executing, delivering and recording in the Office of the Clerk of Hunterdon County, New Jersey a certain Master Deed for Perryville Corporate Park Condominium dated December 15, 2003 (the “Master Deed”) pursuant to which, among other things, the entire Corporate Park is being converted to condominium form of ownership (the “Conversion”).

C. Pursuant to the Master Deed, the building within Perryville I and the land located directly under such building is being converted to Unit 1 (as defined in the Master Deed), and the Landlord shall be and become the sole unit owner with respect to Unit 1, together with a 16.6039% undivided percentage interest in the common elements appurtenant thereto, all as more fully set forth in the Master Deed.

D. The Landlord and the Tenant have agreed to amend the Lease to reflect the Conversion and the consequent change to the description of the property leased pursuant to the Lease, all on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration for the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1. Capitalized terms used in this First Amendment and not otherwise defined herein shall have the same meanings given to such terms in the Lease.

2. The Lease is hereby amended to reflect the Conversion. Without limiting the generality of the foregoing, the term “Leased Premises” as used in the Lease shall mean and refer to (i) Unit 1 in Perryville Corporate Park Condominium, together with a 16.6039% undivided percentage interest in the common elements appurtenant thereto, and (ii) the Equipment (as defined in the Lease).

3. Exhibit A attached to the Lease is hereby deleted in its entirety and replaced with the revised Exhibit A attached to this First Amendment.

4. Paragraph 2 of the Lease is hereby amended to add the following definitions:

“Condominium” shall mean Perryville Corporate Park Condominium, the commercial condominium regime created pursuant to the Condominium Declaration.

“Condominium Declaration” shall mean collectively, (i) the Master Deed created under the New Jersey Condominium Act, N.J.S.A. 46:8B-1 et seq., and all the terms and provisions thereof, and (ii) the By-Laws and Rules and Regulations adopted by the Condominium Association pursuant to the Master Deed, in each case, now or hereafter in effect and as same may be amended, restated, modified or supplemented from time to time.

“Common Expenses” shall mean the allocated share of all expenses attributable to the management, operation, maintenance, repair and security of the Condominium, including the parking and landscaped areas, which are incurred by or payable by the Landlord, as owner of the Leased Premises.”

5. The definition of “Easement Agreement” in Paragraph 2 of the Lease is hereby restated to read in its entirety as follows:

“Easement Agreement” shall mean any conditions, covenants, restrictions, easements, declarations, licenses and other agreements (including without limitation the Condominium Declaration) listed as Permitted Encumbrances or as may hereafter affect the Leased Premises.

6. The first sentence of Paragraph 4(a) is hereby restated to read in its entirety as follows:

“Tenant may occupy and use the Leased Premises for office facilities and uses ancillary thereto (except for uses prohibited by the Condominium Declaration), and for no other purpose without the prior written consent of Landlord.”

7. Paragraph 7(a)(i) is hereby amended by adding the following new clause (K) immediately after clause (J) therein:

“ and (K) any Common Expenses;”

8. The phrase “, the Condominium Declaration,” is hereby inserted after the words “any violation by Tenant of any provision of this Lease” in Paragraph 15(a)(iii) of the Lease.

9. Paragraph 22 of the Lease is hereby amended by adding the following new “Event of Default” immediately after Paragraph 22(a)(xx) therein:

(xxi) “There shall occur a breach or default by the Tenant under the Condominium Declaration beyond any applicable notice and cure period.”

10. All references in the Lease to the “CC & R” are hereby deleted in their entirety.

11. Immediately prior to the recordation of this First Amendment, the Landlord, the Tenant, and Foster Wheeler LLC, have executed, delivered, and recorded in the Office of the Clerk of Hunterdon County a certain Termination of Ground Lease Agreement with respect to the Ground Lease Agreement dated August 16, 2002 (the “Ground Lease”) by and between the Landlord and the Tenant, pursuant to which the Landlord ground leased Perryville I to the Tenant. Accordingly, all references in the Lease to the “Ground Lease” are hereby deleted in their entirety.

12. Except as expressly amended hereby, all of the terms and provisions of the Lease remain in full force and effect, and the same are hereby ratified and reaffirmed in their entirety.

13. This First Amendment may be signed in any number of counterparts, all of which, when taken together, shall constitute one and the same document.

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IN WITNESS WHEREOF, the undersigned have executed this First Amendment as of the date set forth on the first page hereof.

ENERGY (NJ) QRS 15-10, INC.

By:	/s/ Anne R. Coolidge
	Name:	Anne R. Coolidge
	Title:	President

FOSTER WHEELER REALTY SERVICES, INC.

By:	/s/ William Lee
	Name:	William Lee
	Title:	Vice President

EXHIBIT A

Revised Description of Leased Premises

Unit No. 1 in Perryville Corporate Park Condominium, together with a 16.6039% undivided percentage interest in the Common Elements appurtenant thereto, all as more particularly defined in, and subject to, the Master Deed for Perryville Corporate Park Condominium dated December 15, 2003 and recorded in the Office of the Clerk of Hunterdon County, New Jersey immediately prior to the recordation of this First Amendment to Lease Agreement, as amended from time to time.